UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): August 4, 2006
Citizens Banking Corporation
(Exact Name of Registrant as Specified in Its Charter)
Michigan
(State or Other Jurisdiction of Incorporation)

000-10535 (Commission File Number)	38-2378932 (IRS Employer Identification No.)

328 South Saginaw Street, Flint, Michigan (Address of Principal Executive Offices)	48502 (Zip Code)
(810) 766-7500
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
SIGNATURES

Item 1.01. Entry into a Material Definitive Agreement.
On February 17, 2006, the Compensation Committee of Citizens Banking Corporation ("Citizens") approved the Management Incentive Plan for 2006 (the “2006 MIP”) applicable to executive officers. Like the MIP for 2005, the 2006 MIP is designed to motivate participants to achieve strategic goals; to strengthen links between pay and the performance of Citizens; and to align management’s interests more closely with the interests of shareholders. Under the 2006 MIP, a bonus will not be paid if the Corporation does not achieve specified earnings per share and return on equity targets. Target bonus amounts for executives are generally comprised of a 75% nondiscretionary portion and a 25% discretionary portion. The nondiscretionary portion of each bonus is a function of (i) the executive’s salary, (ii) the “participation rate” established by the Compensation Committee for the executive, and (iii) the performance of Citizens. Corporate performance will be measured in 2006 in terms of achieving at least minimum specified targets for (a) net interest income, (b) low cost deposits, (c) fee income, (d) total deposits, (e) net charge offs, (f) nonperforming assets, and (g) expense management, with a portion of the non-discretionary bonus amount awarded based on the extent to which each minimum target is exceeded, up to a specified maximum amount. These targets are weighted so as to place the most emphasis on net interest income, less on low cost deposits, still less on fee income, and the least on total deposits, net charge-offs, nonperforming assets and expense management. The non-discretionary portion may be adjusted based on Citizens net interest income and earnings per share performance relative to its peers. The discretionary portion of each bonus is determined through quantitative goals pertaining to the executive’s area of responsibility and a subjective analysis of each of the executive’s performance. The 2006 MIP does not purport to be a contract and is subject to change or termination at any time by Citizens. The 2006 MIP is attached to Citizens’ Form 10-Q for the quarter ended June 30, 2006 as Exhibit 10.30 and incorporated herein by reference.
The above description of the 2006 MIP does not purport to be a complete statement of all of the terms of the 2006 MIP and is qualified in its entirety by reference to the copy of the 2006 MIP attached to Citizens’ Form 10-Q for the quarter ended June 30, 2006.
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CITIZENS BANKING CORPORATION
By:	/s/ Thomas W. Gallagher
Thomas W. Gallagher
Its: General Counsel and Secretary

Date: August 4, 2006